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                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report on ConSyGen, Inc. dated July 15, 1997, in the Registration Statement on Form S-1 filed with the Commissioner on November 20, 1997 and related Prospectus of ConSyGen, Inc. for the Registration of common stock.


                                            WOLINETZ, GOTTLIEB & LAFAZAN, P.C.




Rockville Centre, New York
November 20, 1997